EXHIBIT 3(a)


                      TASTY BAKING COMPANY AND SUBSIDIARIES


         Articles of Incorporation of Tasty Baking Company as amended and currently effective.










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                                                      Reflects all amendments of
                                                     record through May 19, 1998



                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                              TASTY BAKING COMPANY


                   FIRST. The name of the corporation is Tasty Baking Company.

                   SECOND. The purposes for which the corporation is organized are as follows:

                       To manufacture or otherwise produce, use, buy, sell and otherwise deal in goods, wares, merchandise and other articles of commerce and personal property of every kind and nature including human foods of every kind and description.

                       To acquire by purchase, lease, grant, gift, devise, bequest, exchange of securities or property, or otherwise, any property, real or personal, and any interest therein, including the business, good-will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.

                       To hold, own, improve, develop, lease, sell, mortgage, pledge and otherwise deal in, invest in and dispose of, any property, real or personal, and any interest therein, including the business, good-will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.

                   THIRD. The location and post office address of the registered office of the corporation in the Commonwealth of Pennsylvania is 2801 Hunting Park Avenue, Philadelphia, Pennsylvania, 19129.

                   FOURTH. The corporation is to exist perpetually.

                   FIFTH. The aggregate number of shares which the corporation shall have authority to issue is 15,000,000 shares of common stock having a par value of $0.50 per share.

                   SIXTH. The number of directors of the corporation shall be fixed from time to time by or pursuant to its by-laws, but the number shall never be less than three and shall never be more than ten. Effective with the election of directors at the annual meeting of shareholders to be held in 1986, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws; one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, another class to hold office initially for a


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term  expiring at the annual  meeting of  shareholders  to be held in 1988,  and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At the annual meetings of shareholders of the corporation to be held in 1987 and thereafter, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a three year term and until their successors are elected and qualified.

                       Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director from office without assigning any cause for such removal at any annual or special meeting of shareholders.

                       Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article SIXTH or any provision hereof at any annual or special meeting of shareholders.

                   SEVENTH. Notwithstanding anything contained in any other provision of these Articles of Incorporation to the contrary or the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order to approve or authorize any Business Combination (as hereinafter defined) which has not been approved by seventy-five (75%) of the directors then in office. The term "Business Combination" as used in this Article SEVENTH shall mean any of the following:

                       (a) any merger or consolidation of the corporation or any subsidiary thereof with any other corporation if either (1) such merger or consolidation is required by law to be approved or authorized by the shareholders or (2) as a result of such merger or consolidation, the total number of shares of common stock of the surviving corporation to be issued or delivered in connection therewith plus the number of shares initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered in connection therewith exceeds 15% of the number of shares of common stock outstanding immediately prior to the effective date of such merger or consolidation;

                       (b) any sale, lease, exchange or other disposition (in one or a series of transactions) of all, or substantially all, of the property and assets of the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

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                       (c) the  dissolution or any  liquidation of the assets of
the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

                       (d) the issuance or transfer by the corporation or any subsidiary thereof of any securities of the corporation or any subsidiary thereof in exchange for cash, securities or property (or a combination thereof) in one transaction or a series of transactions which is or are required by-law or by any agreement to which the corporation is a party to be approved or authorized by the shareholders;

                       (e) any share exchange or division with respect to the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

                       (f) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries, which is required by law or by any agreement to which the corporation is a party to be approved or authorized by the shareholders.

                   The provisions of this Article SEVENTH shall apply only to Business Combinations which are submitted to the shareholders for approval at any annual or special meeting of shareholders held not later than the annual meeting of shareholders to be held in 1998.

                   Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or by the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article SEVENTH or any provision hereof at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998.

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